UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2013

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

8510 Colonnade Center Drive, Raleigh, North Carolina 27615

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Salix Pharmaceuticals, Ltd. (the “Company”) has, pursuant to the Indenture, dated as of August 22, 2008, between the Company and the U.S. Bank National Association, as trustee (the “Trustee”) governing the Company’s 5.5% Convertible Senior Notes due 2028 (the “Notes”), notified the holders of the Notes on August 20, 2013 that the Company will redeem all outstanding Notes on September 23, 2013. The Notes will be redeemed at a price equal to 100% of the principal amount of the Notes, plus any accrued and unpaid interest.

As a result of the notice of redemption, holders are entitled, in lieu of having their Notes redeemed, to convert such Notes by surrendering them for conversion to the Trustee, in its capacity as Conversion Agent under the Indenture, no later than the close of business on September 20, 2013, and satisfying the other requirements set forth in the Notes and the Indenture. Upon any conversion, the Company shall deliver to the converting holders solely cash, solely shares of Common Stock, or a combination of cash and Common Stock, at its election. The Company plans to pay any converting holders cash for the face or par value of their notes and issue Common Stock of the Company for the remaining conversion value of the Notes. The total settlement amount the Company shall pay and deliver to each converting holder, in respect of each $1,000 principal amount of Notes being converted, will equal to the sum of the Daily Settlement Amounts for each of the forty consecutive Trading Days during the related Cash Settlement Averaging Period, each as defined in the Indenture. Based on current Common Stock trading prices, the Company expects the conversion value to be significantly more than the redemption price and, accordingly, the Company expects the holders to exercise their conversion rights.

Upon conversion and/or redemption of all of the Notes, the Company intends to terminate the Indenture.

Item 2.03. Creation of a Direct Financial Obligation under an Off-balance Sheet Arrangement.

The information set forth in Item 1.02 is incorporated herein by reference.

Item 8.01. Other Events.

On August 20, 2013, the Company issued a press release relating to the redemption set forth in Item 1.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated August 20, 2013 (filed pursuant to item 8.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.
Date: August 22, 2013
/s/ Adam C. Derbyshire
Adam C. Derbyshire
Executive Vice President and Chief Financial Officer